EXHIBIT 99.1

Cardtronics Announces Third Quarter 2006 Financial Results

HOUSTON, Nov. 8, 2006 (PRIMEZONE) -- Cardtronics, Inc. ("Cardtronics" or the "Company"), the world's largest owner/operator of ATMs, today announced its financial results for the quarter ended September 30, 2006.

THIRD QUARTER RESULTS

Financial Information

For the third quarter of 2006, revenues totaled $76.4 million, representing a 6.6% increase over the $71.7 million in revenues recorded during the third quarter of 2005. The Company's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), which represents EBITDA adjusted for certain items as provided for by the Company's bank credit facility, totaled $13.9 million for the third quarter of 2006, representing a 15.8% increase over the $12.0 million in adjusted EBITDA for the same period in 2005. The year-over-year increase in revenues was primarily attributable to an increase in ATM operating revenues in the Company's United Kingdom operations as a result of additional ATM deployments and higher withdrawal transactions per ATM when compared to the same period in 2005. The increase in adjusted EBITDA was primarily due to the growth in the Company's United Kingdom operations, as noted above, and year-over-year growth in the Company's bank and network branding programs. Such increases were partially offset by cost increases in certain areas, including higher selling, general and administrative costs resulting from the Company's year-over-year growth and various developmental activities.

Adjusted EBITDA is a non-GAAP measure of financial performance. We are required by the terms of our bank credit facility to comply with certain covenants that are based on it.

The Company recorded a net loss for the third quarter of 2006 of $0.3 million, which compares to a net loss of $2.9 million for the same period in 2005. The net loss in the third quarter of 2005 was the result of a pre-tax write-off of approximately $4.8 million in deferred financing costs associated with the repayment of the Company's term loans under its bank credit facilities.

Key Statistics

Average transacting ATMs for the third quarter of 2006 totaled 25,726, which represents a decrease of 2.5% when compared to the 26,379 average transacting ATMs during the same period in 2005. Such decrease was primarily due to a year-over-year decline in the number of merchant-owned ATMs transacting within the United States, offset slightly by ATM growth in the United Kingdom and Mexico. Cash withdrawal transactions increased 1.9% to 32.2 million during the third quarter of 2006 from 31.6 million during the same period in 2005. Such increase was primarily due to higher withdrawal transactions associated with the Company's United Kingdom operations and incremental withdrawal transactions associated with the Company's operations in Mexico, offset somewhat by lower year-over-year withdrawal transactions in the United States as a result of the aforementioned decline in merchant-owned ATMs.

Average cash withdrawal transactions per ATM per month during the third quarter of 2006 increased 4.5% to 418 from 400 during the same period in 2005. This increase was primarily due to increased activity from the Company's United Kingdom operations, which have higher average transaction volumes than the Company's domestic operations. Average revenues per ATM per month in the third quarter of 2006 increased 7.3% to $944 from $880 in the same period in 2005. Such increase was primarily due to growth in our United Kingdom operations and additional growth in the Company's domestic bank and network branding programs. Capital expenditures during the quarter totaled $14.7 million.

NINE MONTH RESULTS

Financial Information

Revenues totaled $218.8 million for the nine months ended September 30, 2006, representing an increase of 9.8% over the $199.2 million in revenues recorded during the first nine months of 2005. Adjusted EBITDA totaled $39.0 million for the nine months ended September 30, 2006, representing a 17.1% increase over the $33.3 million in adjusted EBITDA for the same period in 2005. The year-over-year increases in revenues and adjusted EBITDA were primarily driven by the Company's acquisition of Bank Machine Limited in May 2005, as well as continued growth in the number of ATMs and higher overall withdrawal transactions per ATM associated with the Company's United Kingdom operations. Additionally, increased revenues associated with the Company's bank and network branding programs contributed to the year-over-year increases in revenues and adjusted EBITDA.

The Company incurred a net loss of $2.7 million for the nine months ended September 30, 2006, compared to a net loss of $0.8 million for the same period in 2005. The increased loss in 2006 was primarily due to the additional interest, depreciation and amortization expense amounts associated with the Company's 2005 acquisitions, as well as higher operating and selling, general and administrative costs, as previously discussed.

Key Statistics

Average transacting ATMs for the nine months ended September 30, 2006 totaled 25,913, which represents a decrease of less than 1.0% when compared to the 26,086 average transacting ATMs during the same period in 2005. Cash withdrawal transactions increased 6.2% to 93.7 million for the nine months ended September 30, 2006 from 88.2 million during the same period in 2005. The relatively flat year-over-year ATM count was comprised of an increase in average transacting ATMs in the Company's United Kingdom and Mexico operations, offset by a decrease in the number of average transacting ATMs operating within the United States (primarily on the merchant-owned side of the business), as previously noted. The increase in year-to-date cash withdrawal transactions was primarily driven by the same factors that contributed to the quarterly year-over-year increase, as noted above, and the fact that the prior year withdrawal transactions for the Company's United Kingdom operations only included transactions subsequent to the May 2005 Bank Machine acquisition date.

Average cash withdrawal transactions per ATM per month for the nine months ended September 30, 2006 increased 6.9% to 402 from 376 during the same period in 2005. This increase was primarily due to the Company's United Kingdom operations, which have higher average transaction volumes than the Company's domestic operations and were in place for the full year-to-date period in 2006. Average revenues per ATM per month for the nine months ended September 30, 2006 increased 9.9% to $898 from $817 in the same period in 2005. Such increase was driven by the same factors that contributed to the quarterly year-over-year increase, as noted above. Capital expenditures during the nine months ended September 30, 2006 totaled $26.0 million.

"Our most recent quarterly results continue to reflect the achievement of the goals that we set for ourselves at the beginning of this year," commented Jack Antonini, Chief Executive Officer of Cardtronics. "Domestically, our financial results were positively impacted by the bank and network branding agreements that we executed earlier in the year. Internationally, our United Kingdom operations turned in another strong quarter, further validating the organic growth opportunities that we envisioned for that market when we purchased Bank Machine in 2005. Finally, the recent signing of an exclusive ATM operating agreement with OXXO, Latin America's largest convenience store operator, is clearly indicative of the types of opportunities that we feel exist throughout Mexico. In all, we are extremely pleased with our results thus far in 2006, and are optimistic about the prospects for future growth in all of our key operating segments."

KEY HIGHLIGHTS

Recent key highlights include the following:

 -- The successful roll-out of over 1,000 Sovereign Bank branded
    ATMs in CVS stores located throughout the northeast United
    States.

 -- The signing of a multi-year ATM operating agreement with OXXO,
    Latin America's largest convenience store chain.  OXXO currently has over 4,300 convenience stores located throughout Mexico.

 -- The signing of a multi-year bank branding agreement with
    Washington Mutual to brand 160 ATMs in selected Walgreen's locations in the United States.

 -- The signing of nine Arizona credit unions with $3.4 billion in assets under management to the Allpoint nationwide surcharge-free network.

 -- The successful exchange of the Company's previously issued 91/4%
    senior subordinated notes for new 91/4% senior subordinated notes that have been registered with the Securities and Exchange
    Commission ("SEC").  The new notes have the same terms and conditions as the Company's previously issued notes, except for the fact that the new notes have been registered with the SEC and can be publicly traded.

GUIDANCE FOR REMAINDER OF 2006

Based on the results achieved year-to-date, the Company is updating its earnings guidance for the year ending December 31, 2006. The Company now expects full-year revenues to be in the range of $285.0 to $295.0 million, up from the $280.0 to $290.0 million range that was communicated at the end of the previous quarter. Additionally, the Company expects its full-year adjusted EBITDA to be in the range of $51.0 to $53.0 million, up from the $48.0 to $52.0 million range communicated at the end of the previous quarter.

NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA is not intended to represent cash flows from operations as defined by GAAP in the United States and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. While EBITDA is frequently used as a measure of operating performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. Adjusted EBITDA, as presented herein, is calculated in the manner similar to that in our bank credit facility and, as such, is not comparable to other similarly titled captions of other companies. The Company believes that referencing Adjusted EBITDA will be helpful to our investors, as we believe it is used by the lenders under our bank credit facility in their evaluation of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. They include, among other things, trends within the ATM industry; proposed new programs and initiatives; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to reliance on third parties for cash management services; increased regulation and regulatory uncertainty; trends in ATM usage; decreases in the number of ATMs we can place with our top merchants; increased industry competition; our ability to continue to execute our growth strategies; risks associated with the acquisition of other ATM networks; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; changes in the ATM transaction fees we receive; changes in ATM technology; changes in foreign currency rates; and general and economic conditions in the markets in which we conduct our operations.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which, such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest owner/operator of ATMs with more than 25,000 locations. We operate in every major U.S. market, and at over 1,000 locations throughout the UK and over 300 locations in Mexico. Major merchant-clients include A&P(r), Albertson's(r), Amerada Hess(r), Barnes & Noble(r) College Bookstores, BP(r) Amoco, Chevron(r), Costco(r), CVS(r)/pharmacy, ExxonMobil(r), Duane Reade(r), Rite Aid(r), Sunoco(r), Target(r) and Walgreens(r). Cardtronics also works closely with financial institutions across the U.S., including Chase(r), HSBC(r), Sovereign Bank(r), Wachovia(r) and Washington Mutual(r), to brand ATMs in these major merchants and provide convenient access for their customers and the ability to preserve and expand their markets. For more information about Cardtronics, please visit http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.primezone.com/newsroom/prs/?pkgid=991

                      Cardtronics, Inc. and Subsidiaries
                    Consolidated Statements of Operations
           Three and Nine Months Ended September 30, 2006 and 2005
                             (in thousands)
                               (unaudited)

                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           ------------------------------------------
                              2006       2005       2006       2005
                           ---------  ---------  ---------  ---------
 Revenues:
  ATM operating revenues   $  72,887  $  69,603  $ 209,542  $ 191,731
  ATM product sales and
   other revenues              3,478      2,131      9,218      7,457
   Total revenues             76,365     71,734    218,760    199,188
 Cost of revenues:
  Cost of ATM operating
   revenues                   54,280     53,612    157,225    148,699
  Cost of ATM product sales
   and other revenues          3,105      2,173      8,142      6,976
                           ---------  ---------  ---------  ---------
   Total cost of revenues     57,385     55,785    165,367    155,675
   Gross profit               18,980     15,949     53,393     43,513
 Operating expenses:
  Selling, general and
   administrative expenses:
    Stock-based compensation     240        131        600      2,070
    Other selling, general
     and administrative
     expenses                  5,571      4,381     15,109     11,142
  Depreciation and
   accretion expense           5,214      3,388     14,072      8,530
  Amortization expense         2,263      1,980      9,610      5,689
                           ---------  ---------  ---------  ---------
   Total operating expenses   13,288      9,880     39,391     27,431
 Income from operations        5,692      6,069     14,002     16,082
 Other (income) expense:
  Interest expense, net        5,871      4,741     17,193     10,010
  Amortization and write-off
   of deferred financing
   costs and bond discount       362      5,453      1,576      6,584
  Minority interest in
   subsidiary                    (71)        --       (128)        15
  Other (income) loss            (83)       435       (740)       867
                           ---------  ---------  ---------  ---------
   Total other expense         6,079     10,629     17,901     17,476
 Loss before income taxes       (387)    (4,560)    (3,899)    (1,394)
 Income tax benefit              (60)    (1,696)    (1,217)      (545)
                           ---------  ---------  ---------  ---------
 Net loss                  $    (327) $  (2,864) $  (2,682) $    (849)
                           =========  =========  =========  =========

                         Cardtronics, Inc. and Subsidiaries
                            Consolidated Balance Sheets
                   As of September 30, 2006 and December 31, 2005
                                  (in thousands)
                                    (unaudited)

                                         September 30,   December 31,
                                             2006           2005
                                           ---------      ---------
 Assets
 Current assets:
  Cash and cash equivalents                $     475      $   1,699
  Accounts and notes receivable, net          12,455          9,746
  Inventory                                    5,715          2,747
  Prepaid, deferred costs, and other
   current assets                             10,289          4,244
  Restricted cash, short-term                  1,507          4,232
  Deferred tax asset                             835          1,105
                                           ---------      ---------
 Total current assets                         31,276         23,773
 Restricted cash                                  34             33
 Property and equipment, net                  82,835         74,151
 Intangible assets, net                       68,215         75,965
 Goodwill                                    167,756        161,557
 Prepaid and other assets                      4,798          8,272
                                           ---------      ---------
   Total assets                            $ 354,914      $ 343,751
                                           =========      =========
 Liabilities and Stockholders' Deficit
 Current liabilities:

  Notes payable and capital leases         $     145      $   3,168
  Current portion of other long-term
   liabilities                                 2,180          2,251
  Accounts payable and accrued
   liabilities                                45,285         42,438
                                           ---------      ---------
 Total current liabilities                    47,610         47,857
 Long-term liabilities:
  Long-term debt, net of current portion     252,850        244,456
  Deferred tax liability                       8,147          9,800
  Other long-term liabilities and
   minority interest in subsidiary            14,666         14,393
                                           ---------      ---------
 Total liabilities                           323,273        316,506
 Redeemable preferred stock                   76,528         76,329
 Stockholders' deficit                       (44,887)       (49,084)
                                           ---------      ---------
   Total liabilities and stockholders'
    deficit                                $ 354,914      $ 343,751
                                           =========      =========

                     Cardtronics, Inc. and Subsidiaries
                           Key Operating Metrics
            Three and Nine Months Ended September 30, 2006 and 2005
                                (unaudited)

                    Three Months Ended           Nine Months Ended
                       September 30,               September 30,
                    2006          2005          2006          2005
                ------------  ------------  ------------  ------------
 Average number
  of
  transacting
  ATMs               25,726        26,379        25,913        26,086
 Monthly
  withdrawal
  transactions
  per ATM               418           400           402           376
 Total withdrawal
  transactions   32,241,478    31,619,519    93,734,691    88,220,743
 Total
  transactions   44,736,076    42,202,003   128,517,759   115,152,246

 Per ATM amounts
  (per month):
   Operating
    revenues   $        944  $        880  $        898  $        817
   Operating
    expenses            703           677           674           633
               ------------  ------------  ------------  ------------
 ATM operating
  gross profit $        241  $        203  $        224  $        184
               ============  ============  ============  ============

 ATM operating
  gross margin         25.5%         23.1%         24.9%         22.5%

 Capital
  expenditures,
  excluding
  acquisitions
  (000s)       $     14,725  $     16,784  $     26,021  $     27,488

                   Cardtronics, Inc. and Subsidiaries
    Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
          Three and Nine Months Ended September 30, 2006 and 2005
                               (unaudited)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                                2006      2005      2006      2005
                              --------  --------  --------  --------
 Net loss                     $   (327) $ (2,864) $ (2,682) $   (849)
 Interest expense (including
  amortization and
  write-offs of deferred
  financing costs and bond
  discount)                      6,233    10,194    18,769    16,594
 Income tax benefit                (60)   (1,696)   (1,217)     (545)
 Depreciation and accretion
  expense                        5,214     3,388    14,072     8,530
 Amortization expense            2,263     1,980     9,610     5,689
                              --------  --------  --------  --------
 EBITDA                         13,323    11,002    38,552    29,419
 Stock compensation expense
  (includes amounts
  reflected in cost of ATM
  operating revenues)              255       131       635     2,242
 Acquisition related
  transition costs                  --       325       110       721
 Other (income) loss (a)           (83)      435      (740)      867
 Minority interest                 (17)       --       (16)      (15)
 Other adjustments                 413        55       503        32
                              --------  --------  --------  --------
 Adjusted EBITDA              $ 13,891  $ 11,948  $ 39,044  $ 33,266
                              ========  ========  ========  ========

 (a)  Other (income) loss for the three and nine months ended
      September 30, 2006 includes $0.5 million and $1.6 million, respectively, in pre-tax income related to certain termination payments received from two of the Company's merchant customers.
      These amounts are excluded from the calculation of Adjusted
      EBITDA, as shown above.

CONTACT:  Cardtronics, Inc.
          Investor Contact:
          J. Chris Brewster, CFO
            (281) 892-0128
             cbrewster@cardtronics.com
          Media Contact:
          Dawn Thompson, VP of Marketing
            (281) 596-9988 x1359
            dthompson@cardtronics.com